Exhibit 23.3

Pat Akers

Vice President

Surface Mining/Financial Services

March 27, 2017	File No. 998-1

CONSENT OF NORWEST CORPORATION

To whom it may concern:

Subject: Warrior Met Coal, LLC

Dear Madam or Sir:

Norwest Corporation is an independent geologic and mining consultancy engaged in mineral resource analysis and mine planning since 1979. We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”), and the related prospectus, of references to our name, including the reference to our name under the heading “Experts” in the Registration Statement and the related prospectus, and information from our report dated as of February 17, 2017 relating to certain proven and probable coal reserves of Warrior Met Coal, LLC.

Sincerely,

NORWEST CORPORATION

/s/ Pat Akers
Pat Akers
Vice President, Surface Mining/Financial Services

American Plaza II – 57 West 200 South, Suite 500 • Salt Lake City, Utah 84101 USA

Tel 801.539.0044 • USA 800.266.6351 • Fax 801.539.0055 • www.norwestcorp.com

SALT LAKE CITY / CALGARY / DENVER / VANCOUVER / SASKATOON / GRAND JUNCTION / CHARLESTON WV